                                                                    EXHIBIT 1.2

                           SIMON PROPERTY GROUP, INC.
                            (a Delaware corporation)

                                  Common Stock

                                TERMS AGREEMENT

                                                                   June 25, 2002

To:   Simon Property Group, Inc.
      National City Center
      115 West Washington Street
      Suite 15 East
      Indianapolis, Indiana 46204

Ladies and Gentlemen:

     We understand that Simon Property Group, Inc., a Delaware corporation ("SPG"), proposes to issue and sell 9,000,000 shares of its common stock, par value $0.0001 per share (the "Common Stock") and that such Common Stock shall be paired with beneficial interests in the common stock of SPG Realty Consultants, Inc. (such securities, together with the Common Stock, being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective number of Underwritten Securities set forth below opposite their names at the purchase price set forth below, to the extent any are purchased.


Underwriter                                   Number of Underwritten Securities
----------                                    ---------------------------------
Goldman, Sachs & Co.                                      6,300,000

Salomon Smith Barney Inc.                                 2,700,000
                                                          ---------
TOTAL                                                     9,000,000
                                                          =========

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     The Underwritten Securities shall have the following terms:

                                  Common Stock

Title:                                      Common Stock

Number of shares:                           9,000,000

Number of Option Underwritten Securities:   Not Applicable

Public offering price per share:            $35.94

Purchase price per share:                   $35.80

Listing requirements:                       New York Stock Exchange

Black-out provisions:                       Not Applicable

Lock-up provisions:                         In consideration of the agreement by the Underwriters
                                            to offer and sell the Underwritten Securities, and of
                                            other good and valuable consideration the receipt and
                                            sufficiency of which are hereby acknowledged, the
                                            Companies agree that, during the period beginning
                                            from the Closing Date and continuing to and including
                                            the date thirty (30) days after the Closing Date, the
                                            Companies will not, without the prior written consent
                                            of the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or
                                            otherwise dispose of any shares of Common Stock of
                                            the Companies, or any options or warrants to purchase
                                            any shares of Common Stock of the Companies, or
                                            any securities convertible into, exchangeable for or
                                            that represent the right to receive shares of Common
                                            Stock of the Companies, whether now owned or
                                            hereinafter acquired, owned directly by the Companies
                                            (including holding as a custodian) or with respect to
                                            which the Companies have beneficial ownership
                                            within the rules and regulations of the SEC
                                            (collectively, the "Equity Securities"), except for (i)
                                            the issuance of shares of Common Stock upon the
                                            exercise of options or grant of restricted shares of
                                            Common Stock under SPG's Stock Plans, (ii) the
                                            exchange of OP Units for Common Stock, and (iii) the
                                            conversion of SPG Series A Preferred Shares, SPG
                                            Series B Preferred Shares or SPG Series C Preferred
                                            Shares..

                                            The foregoing restriction is expressly agreed to preclude the
                                            Companies, unless the prior written consent of the Underwriters is obtained, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Equity

                                       2

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                                            Securities even if such Equity Securities would be disposed of by someone other than the Companies. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Equity Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Equity Securities.

Other terms and conditions:                 Not Applicable

Closing date and location:                  July 1, 2002 at the offices of Clifford Chance Rogers
                                            & Wells LLP, 200 Park Avenue, New York, New
                                            York 10166

     All of the provisions contained in the document attached as Annex I hereto entitled "SIMON PROPERTY GROUP, INC. -- Common Stock, Warrants to Purchase Common Stock, Preferred Stock, Warrants to Purchase Preferred Stock and Depositary Shares -- Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                                       3

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     Please accept this offer no later than 8:30 o'clock P.M. (New York City time) on June 25, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                Very truly yours,

                                GOLDMAN, SACHS & CO.

                                By: /s/ Goldman, Sachs & Co.
                                    ----------------------------------
                                        (Goldman, Sachs & Co.)

                                SALOMON SMITH BARNEY INC.

                                By: /s/ Daniel Guglielmone
                                    ----------------------------------
                                    Name:  Daniel Guglielmone
                                    Title: Authorized Signatory

                                Acting on behalf of itself and the other named Underwriters.



Accepted:

SIMON PROPERTY GROUP, INC.

By: /s/ Stephen E. Sterrett
    ----------------------------------
    Name: Stephen E. Sterrett
    Title: Authorized Signatory

SPG REALTY CONSULTANTS, INC.

By: /s/ Stephen E. Sterrett
    ----------------------------------
    Name: Stephen E. Sterrett
    Title: Authorized Signatory